EXHIBIT 2.2

Amended & Restated Operating Agreement of Cardone Non Accredited Fund, LLC a Delaware limited liability company December 15, 2023

Amended & Restated Operating Agreement of

Cardone Non Accredited Fund, LLC

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ARTICLE 16. LIABILITY; INDEMNIFICATION		34
SECTION 16.1	LIABILITY TO THE COMPANY	34
SECTION 16.2	GENERAL INDEMNIFICATION	34
SECTION 16.3	INDEMNITY FOR MISREPRESENTATION OF A PROSPECTIVE MEMBER	34
SECTION 16.4	ADVANCEMENT OF INDEMNIFICATION FUNDS	34
SECTION 16.5	INSURANCE	35
SECTION 16.6	NO IMPAIRMENT OF INDEMNIFICATION	35
SECTION 16.7	EXCULPATION OF ACTIONS IN GOOD FAITH	35
SECTION 16.8	NO TERMINATION OF INDEMNIFICATION RIGHTS	35

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Amended & Restated Operating Agreement

of

Cardone Non Accredited Fund, LLC

a Delaware limited liability company

THIS AMENDED & RESTATED OPERATING AGREEMENT (the “Agreement” or “Operating Agreement”), effective December 15, 2023 (the “Effective Date”), is made and entered into by and among those Persons (i) executing the Member Counterpart Signature Page and Limited Power of Attorney, attached hereto as Exhibit A and incorporated herein by this reference, (ii) who are accepted by Cardone Capital LLC as the manager of the Company (the “Manager”), and (iii) who by their signatures hereto hereby represent and agree to all of the terms and conditions set forth herein (each a “Member,” and collectively, the “Members”). This Agreement sets forth the rights, duties, obligations, and responsibilities of the Members and the Manager with respect to the Company. The Members and the Manager hereby agree as follows:

Article 1. Definitions

Section 1.1 Defined Terms

For purposes of this Agreement, the following words and phrases shall be defined as follows:

(a) Additional Capital Contribution. Additional Capital Contribution means the total cash and other consideration contributed to the Company by each Member pursuant to Section 4.3.

(b) Additional Member(s). Additional Member(s) means a Member admitted to the Company in accordance with Article 11 hereof, after the date of this Agreement.

(c) Affiliate(s). Affiliate(s) of a Member or Manager shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member or Manager, as applicable. The term “control,” as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, management power and/or more than fifty percent (>50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. For the avoidance of doubt, Cardone Capital LLC, Cardone Real Estate Acquisitions LLC, as well as other entities in which a principal of Manager is a principal or controlling member shall be deemed an Affiliate of the Company.

(d) Agreement. Agreement means this Amended & Restated Operating Agreement as originally executed and as amended from time to time.

(e) Assignee. Assignee means the recipient of one or more Units pursuant to a Transfer and with the rights set forth in Section 11.3.

(f) Beneficial Owner. Beneficial Owner means, with respect to any Units, (i) any Person who owns such Units, whether directly or indirectly (including through a nominee), (ii) any Person who would be treated as the owner of such Units through the application of Section 544 of the Code, as modified by Section 856(h) of the Code, and (iii) any Person who would be considered a beneficial owner of such Units for purposes of Rule 13d-3 under the Exchange Act, provided, however, that in determining the number of Units Beneficially Owned by a Person, no Unit shall be counted more than once with respect to that Person. Whenever a Person Beneficially Owns Units that are not actually outstanding (e.g., Units issuable upon the exercise of an option, the conversion of a convertible security or the exchange of an exchangeable security) (“Option Units”), then, whenever this Agreement requires a determination of the percentage of outstanding Units of a class of Units Beneficially Owned by such Person, the Option Units Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

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(g) Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(h) Capital Contribution. Capital Contribution means the total cash and other consideration contributed to the Company by each Member and accepted by the Company, reduced by the amount of liabilities assumed by the Company on behalf of such member or any liability to which the contributed property is subject. Any non-cash contribution shall be valued by the Manager, in the Manager’s good faith discretion. Any reference in this Agreement to the Capital Contribution of a current Member shall include any Capital Contribution previously made by any prior Member with respect to that Member’s Membership Interest.

(i) Capital Transaction. Capital Transaction shall mean the refinance, sale, condemnation, exchange or casualty not followed by reconstruction, or other disposition, whether by foreclosure or otherwise, of Company Assets or the assets of a Subsidiary of the Company, or any part thereof owned by the Company or a Subsidiary of the Company. The Company’s Manager may, in its reasonable discretion, elect to use any or all cash derived from Capital Transactions for reinvestment.

(j) Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.8.

(k) Code. Code means the Internal Revenue Code, 26 U.S.C. § 1 et seq., as amended from time to time, and the corresponding Regulations, if any. References to the Regulations are to the Regulations under the Internal Revenue Code in effect from time to time. If a particular provision of the Internal Revenue Code is renumbered, or the Internal Revenue Code is superseded by a subsequent federal tax law, any reference is deemed to be made to the renumbered provision or to the corresponding provision of the subsequent law, unless to do so would clearly be contrary to the Company’s intent as expressed in this Agreement. The same rule shall apply to references to the Regulations.

(l) Company. Company has the meaning ascribed in Section 2.1.

(m) Company Assets. Company Assets means all assets owned by the Company including interests in real property, mortgages, loans, notes, contracts, receivables, cash, or any other asset, tangible or intangible, acquired by the Company.

(n) Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Units by a Person, whether the interest in the Units is held directly or indirectly (including through a nominee), and shall include any interests that would be treated as owned actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(o) Contribution Default Loan. Contribution Default Loan has the meaning set forth in Section 4.3(b).

(p) Defaulting Member. Defaulting Member has the meaning set forth in Section 4.3(b).

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(q) Deposit Date. Deposit Date has the meaning set forth in Section 4.2.

(r) Distributable Cash. Distributable Cash shall mean all cash of the Company derived from operations and Capital Transactions together with any amounts included in reserves or working capital from prior periods which the Manager reasonably determines to distribute, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of the Company including, without limitation, sums payable to the Manager and/or Affiliates of the Company (ii) any required tax withholdings, (iii) reserves for future expenses related to the Company’s operations, as established in the reasonable discretion of the Manager, and (iv) in the case of a Capital Transactions, any cash which the Manager elects to use for reinvestment, in its reasonable discretion. With respect to each taxable year, the Company shall distribute at least the minimum amount required to be distributed in order for the Company to qualify, or maintain its status, as a REIT (as such term is defined in the Code) and to avoid any U.S. federal income taxes imposed by Code sections 857(b)(1) and 857(b)(3) unless a lower distribution is determined to be in the best interest of the Company as determined in the sole discretion of the Manager and, provided however, that in the event of a REIT Termination Event, Distributable Cash shall be determined by the Manager in its sole discretion subsequent to such event.

(s) Dispute. Dispute shall have the meaning as described in Section 15.1.

(t) Distributions. Distributions shall mean a distribution made by the Company to a Member (when in cash or otherwise) with respect to such Member’s Membership Interest, including a distribution of Distributable Cash from operations or Capital Transactions, as applicable; provided, however, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units; (b) any recapitalization or exchange of securities of the Company; (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member’s capacity as a service provider for the Company or a Company Subsidiary.

(u) Effective Date. Effective Date shall mean December 15, 2023.

(v) ERISA. ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any amendment or successor thereto.

(w) ERISA Member. ERISA Member shall mean any Member which is subject to: (1) Title I of ERISA; (2) Code Section 4975; (3) the provisions of any Federal, state, local, or foreign law or regulations appliable to an “employee benefits plan” as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA (including non-U.S. employee benefits plans and government plans) that are similar to the provisions contained in Title I of ERISA and/or Code Section 4975, but only if the provisions of any such law or regulation could reasonably be construed to provide that all, or any portion of the assets of the Company could be deemed to constitute the assets of such employee benefit plan under such law or regulation by reason of the (direct or indirect) investment by such employee benefit plan in the Company.

(x) Excepted Holder. The term “Excepted Holder” shall mean Cardone Capital LLC or such successor entity as approved by the Manager.

(y) Fair Market Value. Fair Market Value shall mean, with regard to any asset as of any date, the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction, as determined in good faith by the Manager based on such factors as the Manager, in the exercise of its reasonable business judgment, considers relevant.

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(z) Formation Date. Formation Date shall mean the date of filing of the Certificate of Formation of the Company.

(aa) Immediate Family. Immediate Family means any Member’s spouse (other than a spouse who is legally separated from the Person under a decree of divorce or separate maintenance), parents, parents-in-law, descendants (including descendants by adoption), brothers, sisters, brothers-in-law, sisters-in-law, children-in-law, and grandchildren-in-law.

(bb) Indemnified Party. Indemnified Party shall have the meaning as described in Section 16.2.

(cc) Investment Date. Investment Date means the date of acceptance of the Member’s subscription documents by the Company. Class A Units are issued to new or existing Members on the Investment Date, as described in Section 4.2(a).

(dd) IRS. IRS means the Internal Revenue Service.

(ee) Liabilities. Liabilities shall have the meaning as described in Section 16.2.

(ff) Manager(s). Manager(s) means a Person that manages the business and affairs of the Company, as provided herein. The initial Manager of the Company shall be Cardone Capital LLC.

(gg) Market Rate. Market Rate means the approximate cost of a good or service under present circumstances if such cost were negotiated at arms’ length, as estimated by the Manager in good faith, based on reasonable assumptions.

(hh) Member(s). Member(s) means a Person who acquires a Membership Interest, as permitted under this Agreement.

(ii) Membership Interest(s). Membership Interest(s) refers to a Member’s right to receive information concerning the business and affairs of the Company and to receive distributions pursuant to this Agreement. Class A and Class B Membership Interest(s) shall be determined by dividing a Member’s Class A and Class B Units by all issued and outstanding Class A and Class B Units, respectively.

(jj) Non-Defaulting Member. Non-Defaulting Member has the meaning set forth in Section 4.3(b).

(kk) Non-Transfer Event. The term “Non-Transfer Event” shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Units and any redemption of any Units.

(ll) Notice. Notice shall have the meaning as described in Article 13.

(mm) Person(s). Person(s) shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, estate or unincorporated organization, a government or any department, agency, or political subdivision thereof, or any other entity.

(nn) Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 11.7 hereof, would Beneficially Own or Constructively Own Units in excess of the Unit Ownership Limit, or would beneficially own (determined under the principles of Section 856(a)(5) of the Code) Units causing or increasing a violation of Section 11.7 hereof, and in either case if appropriate in the context, shall also mean any Person who would have been the record or actual owner of the Units that the Prohibited Owner would have so owned.

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(oo) REIT. REIT means any real estate investment trust within the meaning of Section 856 through 860 of the Code.

(pp) REIT Termination Event. REIT Termination Event shall mean the earliest to occur of (1) the determination by the Manager that the Company shall cease to qualify as a REIT; (2) the determination by the Manager, based upon the advice of counsel, that the Company has ceased to qualify as a REIT; (3) the “determination”, as defined by IRC 1313(a), that the Trust has ceased to qualify as a REIT; (4) the filing of a federal tax Return, with the consent of the Manager, for any taxable year, in which the Company does not elect to be taxed as REIT.

(qq) Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day a REIT Termination event is effective

(rr) Regulations. Regulations mean the Treasury Regulations of the United States.

(ss) Securities Act. Securities Act means the Securities Act of 1933, as amended from time to time.

(tt) Subscription Account. Subscription Account has the meaning as set forth in Section 4.2.

(uu) Successor Manager. Successor Manager has the meaning as set forth in Section 10.14.

(vv) Transfer. Transfer means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, gift, assignment, devise, or other disposition, and, as a verb, to transfer, sell, pledge, hypothecate, or otherwise dispose of voluntarily or involuntarily. Transfer shall also include any other event that causes any Person to acquire beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Units, or receive distributions on Units, or any agreement to take any such actions or cause any such events, including, without limitation,

i. the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Units (or of beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Units),

ii. any disposition of any securities or rights convertible into or exchangeable for Units or any interest in Units or any exercise of any such conversion or exchange right and

iii. Transfers of interests in other entities that result in changes in beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Units; in each case, whether voluntary or involuntary, whether owned of record, beneficially owned (determined under the principles of Section 856(a)(5) of the Code), Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.

(ww) Trust. Trust shall mean any Trust provided for or described in Section 11.7.

(xx) Trustee. The term Trustee shall mean each Person, appointed by the Company to serve as Trustee of a Trust as provided by Section 11.8. Such Persons must be unaffiliated with the Company or a Prohibited Owner and a “United States Person” within the meaning of 7701(a)(30) of the Code.

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(yy) Unfunded Amount. Unfunded Amount has the meaning set forth in Section 4.3(b).

(zz) Unit(s). Unit means a unit of membership in the Company that is purchased by investors or otherwise issued to Persons, as decided in the sole discretion of the Manager and subject to this Agreement. Investors purchasing Units must be accepted as Members of the Company before becoming Unit holders in the Company.

(aaa) Unit Ownership Limit. The term “Unit Ownership Limit” shall mean not more than nine and eight tenths percent (9.8%) for Class A Units (or such other amount designated by the Manager in the aggregate or with respect to any class or series of Units) (i) in value of the aggregate of the outstanding Units or (ii) in value or number of Units, whichever is more restrictive, of the outstanding Class A Units.

(bbb) Unreturned Capital Contributions. Unreturned Capital Contributions means, regarding a Membership Class, all capital contributed by such Membership Class, less any amounts returned to such the Members of such Membership Class as a result of a Capital Transaction pursuant to Section 5.2(a)ii. The initial Unreturned Capital Contributions for Class A Units is expected to be $1,000 times the total number of Class A Units Issued.

Article 2. Formation of the Company and Qualification as Real Estate Investment Trust

Section 2.1 Limited Liability Company

Cardone Non Accredited Fund, LLC was formed as a Delaware limited liability company (the “Company”) by executing and delivering the Certificate of Formation in accordance with the Delaware Limited Liability Company Act, as codified in the Delaware Code, Title 6, Chapter 18 (the “DLLCA”), and the rights and liabilities of the Members shall be as provided in the DLLCA except as may be modified in this Agreement.

Section 2.2 Name of the Company

The name of the Company is Cardone Non Accredited Fund, LLC. The Company had been operating under the name of Cardone Equal Opportunity Fund 2, LLC. until its name was changed by the Manager on December 9, 2023. The Manager, in its sole discretion, may change the name of the Company or operate the Company under different names. Upon the termination of the Company, all of the Company’s right, title and interest in and to the use of the name “Cardone Non Accredited Fund, LLC” and any variation thereof, including any name to which the name of the Company may be changed, shall become the property of the Manager, and the Members shall have no right to, and no interest in, the use of any such name.

Section 2.3 Principal Office of the Company and Location of Records

The street address of the principal office in the United States where the records of the Company are to be maintained is:

18909 NE 29th Avenue

Aventura, FL 33180

or such other place or places as the Manager may determine. The records maintained by the Company are to include all the records that the Company is required by law to maintain. The Company shall likewise maintain a records office in any jurisdiction that requires a records office, and the Company shall maintain at each such records office all records that the jurisdiction of its location shall require.

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Section 2.4 Registered Agent and Registered Office

The name of the initial registered agent and initial registered office of the Company is:

Corporate Creations Network Inc.

3411 Silverside Road Tatnall Building #104

Wilmington, DE 19810

Section 2.5 Purpose of Transfer Restrictions

Any unauthorized Transfer of a Member’s Units could create a substantial hardship to the Company, jeopardize its capital base, and adversely affect its tax structure. There are, therefore, certain restrictions, as expressed in this Agreement, that attach to and affect both ownership of the Units and the Transfer of those Units. Those restrictions upon ownership and Transfer are not intended as a penalty, but as a method to protect and preserve existing relationships based upon trust and to protect the Company’s capital and its financial ability to continue to operate.

Section 2.6 Term of the Company

The term of the Company shall commence on the Formation Date and shall last in perpetuity or exist until such time as the winding up and liquidation of the Company and its business is completed, following a liquidating event, as provided herein.

Section 2.7 Effect of Inconsistencies with the DLLCA

This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Act) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

Section 2.8 Qualification as a REIT

The Manager shall refrain from any action which, in its sole judgment made in good faith would (1) adversely affect the status of the Company as a REIT, as defined in the Code, or (2) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (3) otherwise not be permitted by the Articles of Incorporation or this Agreement.

The Members acknowledge that the Company intends to qualify at all times as a REIT, and that the qualification of the Company as a REIT will depend upon the nature of the Company’s operations and its Members. Accordingly, notwithstanding anything to the contrary contained herein, the Manager shall cause the Company to be operated at all times in a manner that will enable the Company to satisfy all of the REIT rules of the Code and avoid, to the extent determined in the sole discretion of the Manager, the imposition of any federal income or excise tax liability. The Company shall avoid taking any action that would result in the Company ceasing to satisfy any of the REIT rules of the Code and shall avoid, to the greatest extent reasonably practical in the Managers sole discretion, the imposition of any federal income or excise tax liability on Company. Similarly, the Manager shall cause the Company to redeem any Units which in the reasonable opinion of tax counsel may jeopardize the Company’s status as a REIT, or which may have other adverse tax or compliance consequences as discussed below in Section 5.4. Such redemptions do not require the consent of the Member whose interests are redeemed.

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Notwithstanding the foregoing, if the Manager determines (in its sole judgment made in good faith) that it is no longer in the best interest of the Company to continue to have the Company qualify as a REIT, the Manager may revoke or otherwise terminate the Company’s REIT election, and thereafter take actions which are inconsistent with this Section.

Article 3. Purpose and Scope of the Company

The Company was formed primarily to acquire (or enter into co-investments in), hold, operate, and dispose of investment real estate properties (the “Properties”) and to engage or participate in any other lawful related activities in which limited liability companies formed in the State of Delaware may engage or participate, as may be determined in the sole and absolute discretion of the Manager. It is the intent of the Members that the Company shall be at all times taxable as a REIT and thus shall be primarily engaged in the investment and reinvestment of its funds and other assets in real property, interests in real property, mortgages secured by real property, leasehold interests in real property, and interests in mortgages on real property. If, however, the Manager is of the opinion that investment in real estate assets at any particular time is not prudent because of market or economic conditions, the Trust’s assets may be maintained in cash or government securities, or both or any other investments which will not result in the Company losing its status as a REIT as now enacted or hereinafter amended. The Company shall not be primarily engaged in investing, reinvesting, or trading in securities. Notwithstanding the foregoing, the Members consent to the Manager revoking the Company’s status as a REIT and electing for the Company to be taxed as an Association if the Manager believes such action is appropriate in the Manager’s sole discretion.

Article 4. Capitalization of the Company

Section 4.1 Source of Funding

The Company will be funded by the sale of Units and one or more secured or unsecured loans from the Manager or an Affiliate thereof. The Manager may issue Units as described in this Agreement.

The Company may use debt and/or other alternative financing to fund its capital needs, as determined in the Manager’s sole discretion. In the event the Manager is able to obtain additional debt or alternative financing, or the Company’s capital needs are reduced, the offering amount pursuant to any confidential private placement memorandum or offering circular and the number of Units to be issued by the Company may be reduced as determined by the Manager in its sole discretion.

Section 4.2 Issuance of Units

Members’ Units shall be issued in consideration for their Capital Contribution and other good and valuable consideration as decided by the Manager. Un-issued Units may not be voted for any action and shall not be allocated any Distributable Cash, Profits, or Losses. Units shall be divided among Class A and Class B Units.

(a) Class A Units. Class A Units may be issued to Persons purchasing such Units in the Company. Investors who wish to purchase Class A Units must complete and sign the Subscription Agreement, a signature page to this Agreement, an Investor Suitability Questionnaire, and other such documentation as is deemed appropriate by the Manager. Upon receipt of the Capital Contribution, the Company will immediately deposit investor funds into its holding account (the “Subscription Account”), the date of which shall be the “Deposit Date.” Investors may execute the subscription documents at any time, however, an investment in Class A Units only becomes effective as an equity investment as of the Investment Date, with each Class A Unit being issued on the Investment Date for that particular Unit (whether or not the Person to whom the Unit is issued is already a Member of the Company). Investor funds held in the Subscription Account shall pay no interest to the investor, no distributions to the investor, and shall confer no other rights upon the investor. Members holding Class A Units shall have the rights and responsibilities as outlined in this Agreement. Class A Units are non-voting Units, and shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the Members under this Agreement or under Delaware Law.

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(b) Class B Units. Class B Units are reserved for the Manager, its Affiliates, business partners, services providers, and other Persons in the sole discretion of the Manager. Members holding Class B Units shall have the rights and responsibilities as outlined in this Agreement. Each Class B Members shall be entitled to one vote per Class B Unit on all matters upon which the Members have the right to vote under this Agreement or under Delaware Law. Any matter under this Agreement or Delaware Law that requires the approval of more than 50 percent of the then current percentage of interests in the Company shall require only the affirmative vote of more than 50 percent of the then currently issued Class B Units.

The Manager may amend this Section at any time to provide for the issuance and creation of additional classes of Units without the vote or consent of the Members provided, however, that such amendment will not subject any Member to any material, adverse economic consequences. The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Manager shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

Section 4.3 Additional Capital Contributions

Although the Manager intends to raise sufficient money from investors for operations and investments, it is possible that Additional Capital Contributions from the Class A Members would be necessary. In the event that the Manager determines Additional Capital Contributions are necessary, it shall provide notice of at least ten (10) days to the Members of the amount of additional capital required and the date due.

Such contributions shall be made by the Class A Members in proportion to such Members’ respective Membership Interests, but in no event more than 10% of the Capital Contribution pledged in such Members’ subscription documents. No interest or other sums or charges shall be payable on the initial or any subsequent contributions to the capital of the Company, except as expressly set forth herein. Upon each Member making its Additional Capital Contribution required pursuant to this Section 4.3, each Member shall be issued additional Units in the Company in such Membership Class(es) and in such amounts as the Manager may determine. Such determination is in the sole discretion of the Manager, and need not be made until a reasonable amount of time following the receipt of all Additional Capital Contributions and any Contribution Default Loans provide for in Section 4.3(b).

If a Member fails to make any portion of an Additional Capital Contribution, the following shall apply:

(a) Application of Company Funds. If required to protect or preserve Company Assets, the Manager may apply other available Company funds to pay any Company obligations. If sufficient Company funds are not available, the Manager may, but is not required to, loan their own funds for such purpose, subject to the restrictions of any loan secured by Company Assets. Any such loan will have Market Rate terms which the Manager believes to be no less favorable to the Company than currently available from third parties (taking into account the current financial condition of the Company); however, loan terms will be established by the Manager and not as a result of arm’s length negotiations. The Company shall reimburse the Manager as soon as practicable.

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(b) If any Member shall fail to timely make, or notifies the Company in writing that it shall not make, all or any portion of any Additional Capital Contribution which such Member is obligated to make under this Section 4.3, then such Member shall be deemed to be a “Defaulting Member” and any such amount that a Defaulting Member fails to contribute, an “Unfunded Amount.” The contributing Members (each a “Non-Defaulting Member”) shall be entitled, but not obligated, to loan to the Defaulting Member (each such loan, a “Contribution Default Loan”) without any further action of the Defaulting Member, by contributing to the Company on the Defaulting Member’s behalf, all or any part of the Unfunded Amount; provided, that such Non-Defaulting Member shall have contributed to the Company its pro rata share of the applicable Additional Capital Contribution; provided, further, that if more than one Non-Defaulting Member elects to make a Contribution Default Loan, the amount of the Contribution Default Loan contributed by each Non-Defaulting Member shall be pro rata based on the number of Units of such Non-Defaulting Members, unless otherwise agreed upon among themselves in which case all relevant terms of this Section 4.3 shall be modified mutatis mutandis. Each Contribution Default Loan shall bear interest (compounded quarterly on the first day of each calendar quarter) on the unpaid principal amount thereof from time to time remaining from the date advanced until repaid, at the lesser of (i) fifteen percent (15.0%) per annum or (ii) the maximum rate permitted by applicable law.

(c) Each Contribution Default Loan shall be recourse solely to the Defaulting Member’s Units, and such Defaulting Member is deemed to provide a security interest in its Units to the Non-Defaulting Members. Contribution Default Loans (i) shall be repaid out of the Distributions that would otherwise be made to the Defaulting Member pursuant to this Agreement, and (ii) shall be deemed paid and applied on behalf of such Defaulting Member (A) first, to accrued and unpaid interest on all Contribution Default Loans, (B) second, to the principal amount of such Contribution Default Loans, and (C) third, to any Additional Capital Contribution of such Defaulting Member that has not been paid and is not deemed to have been paid. The Defaulting Member shall have the right, at any time, to repay the Contribution Default Loan (and all accrued interest thereon) in whole or in part and without penalty. Upon the repayment in full of all Contribution Default Loans (and so long as the Defaulting Member is not otherwise a Defaulting Member), such Defaulting Member shall cease to be a Defaulting Member. The Non-Defaulting Member may exercise all remedies at law against the Defaulting Member’s Units, including strict foreclosure thereon.

(d) The rights and remedies of the Company and the Members pursuant to this Section 4.3 are the exclusive rights and remedies, whether at law or in equity, against any Defaulting Member for the failure to make any Additional Capital Contributions.

Section 4.4 Adoption of this Agreement; Admission of Members

Each Person acquiring Units from the Company shall, by executing and delivering to the Manager the Member Counterpart Signature Page and Limited Power of Attorney attached hereto as Exhibit A, accept, adopt and be bound by the terms and provisions of this Agreement. Such Person shall execute and deliver such other instruments as the Manager reasonably deems necessary or appropriate to effect, and as a condition to, such acquisition of Units. Upon the receipt by the Company of the above executed documents, the receipt of payment for the issuance of the applicable Units, and the satisfaction of any other applicable conditions, the Manager shall make a determination as to whether such Person shall be accepted as a Member.

The Manager intends (but is not required) to make determinations as to prospective Members on the business days closest to the first and fifteenth day of each month, but may make determinations on different days (especially as to whether the Company should issue additional Units to current Members), and may delay a determination if it believes it needs more information.

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Each Person whom the Manager determines to accept shall be admitted as a Member and deemed listed as such on the books and records of the Company, and thereupon shall be issued Units (or additional Units) as of the date of acceptance (the “Investment Date”). Each Person whom the Manager determines not to accept will be informed of such rejection and have the payment previously transmitted by said Person promptly returned in full, without any fees or deduction, and without any payment of interest.

Article 5. Distributions; Redemptions

Section 5.1 Timing of Distributions

Prior to the Company’s liquidation, Distributable Cash will be evaluated not less than annually, and Distributions may be made in the sole discretion of the Manager, subject to available cash. The Company shall not make any Distribution to Members if such Distribution would violate § 18-607 of the DLLCA or other applicable law.

Section 5.2 Distributions

(a) Distributable Cash shall be allocated as follows:

i. Distributable Cash from Operations. Distributable Cash from operations will be allocated eighty percent (80%) to the Class A Members and twenty percent (20%) to the Class B Members.

ii. Distributable Cash from Capital Transactions. The Manager may elect to reinvest some or all of the proceeds from a Capital Transaction. In the event the Manager elects not to reinvest Capital Transaction proceeds, Distributable Cash will be allocated in the following order:

A. First, the Class A Members will be allocated (100%) of Distributable Cash until the Class A Members’ total Unreturned Capital Contributions is reduced to zero.

B. Second, the Class B Members will be allocated a “Catch-Up Allocation,” whereby they are allocated 100% of Distributable Cash until the Class B Members have been allocated 20% all Distributable Cash allocated to date other than Distributable Cash allocated to Class A Members for return of Capital Contributions per Section 5.2(ii)(A). Note that this Catch-Up Allocation provision will not have any effect unless the Manager has previously reallocated Distributable Cash from Class B Members to Class A Members, as allowed by Section 5.2(b) below.

C. Finally, the remaining Distributable Cash will be allocated eighty percent (80%) to the Class A Members and twenty percent (20%) to the Class B Members.

(b) The Manager may, in its sole discretion, elect to reallocate any Distributable Cash from the Class B Members to the Class A Members.

(c) The Manager may, in its sole discretion, elect to reallocate Distributable Cash from the Class A Members to the Class B Members so long as at least 80% of all Distributable Cash allocated to date (excluding any Distributable Cash allocated to Class A Members for return of Capital Contributions per Section 5.2(ii)(A)) remains allocated to the Class A Members. Note this provision will not have any effect unless the Manager has previously reallocated Distributable Cash from Class B Members to Class A Members, as allowed by Section 5.2(b) above.

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(d) When a Distribution is declared it will be paid to the owner of each Unit as follows:

i. The right of each Unit to receive a share of any given Distribution shall accrue on a daily basis starting on the later of (1) the day the previous Distribution was declared or (2) the day each Unit was issued. Distributions allocated to a given Class shall be divided among the currently issued Units of that Class pro-rata, in accordance with each the number of days accrued for each Unit.

ii. Each Distribution will be paid by the Company to the Person who the Company’s records show to be the Member or Assignee associated with each particular Unit as of the date a Distribution is declared.

iii. If a Distribution is declared within sixty (60) days of a Member’s initial Investment Date, such Member’s Distribution may held by the Company until the next Distribution is declared after such period, at the sole discretion of the Manager.

Section 5.3 Redemptions

(a) The Manager may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish a redemption plan (a “Redemption Plan”), pursuant to which a Member may request that the Company redeem all or any portion of their Units, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion, and to the fullest extent permitted by applicable laws and regulations, the Manager may set the terms, conditions and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason. The Manager may also, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular redemption request made pursuant to a Redemption Plan for any reason, including, but not limited to, the Manager’s belief that such action is necessary to preserve the Company’s status as a REIT.

(b) As of the date of this Agreement, the Manager has no intention of establishing a Redemption Plan. Unless such a plan is established, no Member shall have the right to request the redemption of any of their Units.

(c) Notwithstanding any provision contained herein (or in any Redemption Plan) to the contrary, upon demand by the Manager, the Company shall redeem the Units of any Member if, in the reasonable belief of the counsel for the Company, such Units may jeopardize the Company’s status as a REIT or may make all or any portion of the assets of the Company constitute plan assets for the purposes of an employee benefit plan. Such partial or whole redemption shall be effective ninety (90) days after the delivery of such opinion of counsel, unless the Manager selects an earlier effective date. Such Member shall only be redeemed by the Company pursuant to this Section to the extent necessary in order to protect the Company’s status as a REIT or avoid the assets of the Company constituting plan assets, and the Manager shall cause any such redemption to be made among all such Members with respect to which the basis for redemption is applicable, in a manner determined by the Manager in its sole discretion. Additionally, the Manager may, in its sole discretion and with the advice of counsel, redeem any Units held by a Person who is not a “United States Person” within the meaning of 7701(a)(30) of the Code, any Person who is subject to withholding under 1441-1446 of the Code, or any Person who is otherwise subject to backup withholding. The redemption price for any Units redeemed pursuant to this Section 5.3(c) will be the Fair Market Value per Unit.

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Article 6. Books, Records and Bank Accounts

Section 6.1 Books and Records

The Manager shall keep books of account with respect to the operation of the Company. Such books shall be maintained at the principal office of the Company, or at such other place as the Manager may determine.

Section 6.2 Access to Information

Subject to the provisions of this Section, each Member (and/or its designee) may examine and audit the Company’s books, records, accounts, and assets at the principal office of the Company during usual business hours, subject to such reasonable restrictions as may be imposed by the Manager. All expenses attributable to any such examination or audit shall be borne by such Member.

An Assignee has no right to information regarding the Company. Though Assignees are not entitled to information, if they have or acquire information, they are subject to the confidentiality provisions of this Article, as those provisions apply to the Members.

Section 6.3 Confidential Information

The Members acknowledge that they may receive information regarding the Company in the form of trade secrets or other information that is confidential, the release of which may be damaging to the Company or to Persons with whom it does business.

Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being, or reasonably understood to be, confidential and may not disclose it to any Person other than another Member, except for disclosures:

(a) compelled by law, but the Member must notify the Manager promptly of any request for that information before disclosing it, if practicable, to allow the Manager the opportunity to seek a protective order from a court of competent jurisdiction;

(b) to advisers or representatives of the Member, but only if they have also agreed to be bound by the provisions of this Section; and

(c) of information that the Member has received from a source independent of the Company, which the Member reasonably believes it obtained without breach of any obligation of confidentiality.

Section 6.4 Accounting

The books of account of the Company shall be kept using appropriate accounting basis and methods, as determined by the Manager, unless otherwise required by law, and shall be closed and balanced at the end of each Company year.

Section 6.5 Reports

The Manager shall, at the Company’s expense, use commercially reasonable efforts to cause the Company to furnish to each of the Members Form 1099 by January 31 of each year, annual financial reports within 120 days of the end of the fiscal year. All financial statements and reports shall be prepared at the expense of the Company.

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Section 6.6 Bank Accounts and Company Funds

All funds of the Company shall be held in one or more separate bank accounts in the name of the Company, as determined by the Manager. All accounts used by or on behalf of the Company shall be and remain the property of the Company, and shall be received, held, and disbursed by the Manager for the purposes specified in this Agreement.

Section 6.7 Tax Returns

At the expense of the Company, the Manager shall cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and/or its subsidiaries own property or do business. As soon as reasonably possible after the end of each fiscal year, the Manager will cause to be delivered to each Person who was a Member at any time during such fiscal year, the appropriate forms and such other information with respect to the Company as may be necessary for the preparation of such Person’s federal, state, and local income tax returns for such fiscal year.

Article 7. Fiscal Year

The Company’s taxable year will initially end on the 31st day of December in each year. The Manager may change the taxable year or the fiscal year at any time.

Article 8. Cash

The Company’s available cash will be placed in one or more accounts, anticipated to be located at a federally insured financial institution. Each such account will consist of investments that are immediately liquid, and that, in the Manager’s judgment, are sufficiently safe while attempting to produce a yield (if any) on the Company’s cash.

Article 9. The Members; Meetings

Section 9.1 Member Identification

All Members of the Company and their Membership Interests shall be listed in the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Manager shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). This list shall be kept internally and disclosed only on a need-to-know basis in the discretion of the Manager or as may be required by applicable law.

Section 9.2 Limited Liability of Members

No Member shall be required to make any contribution to the capital of the Company for the payment of any losses, nor shall any Member be responsible or obligated to any third party for any debts or liabilities of the Company in excess of the sum of that Member’s total Capital Contribution and share of any undistributed profits of the Company.

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Section 9.3 No Right to Participate in Management

No Member, other than a Manager who is additionally a Member, may participate in the management and operation of the Company’s business or its investment activities or bind the Company to any obligation or liability whatsoever.

Section 9.4 Limited Right to Withdraw for a Member

No Member shall have the right to withdraw from the Company or to receive a return of any of its contributions to the Company until the Company is terminated and its affairs wound up, according to the DLLCA and the Agreement, unless otherwise approved by the Manager.

Section 9.5 Breach of this Agreement

A Member will breach this Agreement if the Member:

(a) Attempts to withdraw from the Company, other than as permitted herein;

(b) Interferes in the management of the Company’s affairs;

(c) Refuses to provide information to the Company which the Manager may request per the terms of this Agreement, or refuses to provide information which subsequent law or IRS rules may require the Manager to provide to the IRS in order to ensure it can maintain the Company’s status as a REIT;

(d) Engages in conduct that jeopardizes the Company’s status as a REIT or that results in a change of the Company’s tax status;

(e) Breaches any confidentiality provisions of this Agreement, or

(f) Fails to discharge a legal duty to the Company.

A Member who is in breach of this Agreement shall be liable to the Company for damages caused by the breach. The Company may offset for the damages against any distributions or return of capital to the Member who has breached this Agreement.

Section 9.6 No Right to Cause Dissolution

No Member shall have the right or power to cause the dissolution and winding up of the Company by court decree or otherwise.

Section 9.7 Expulsion of a Member

A Member may be expelled from the Company by the Manager if such Member has (a) willfully violated any provision of this Agreement; (b) committed fraud, theft, or gross negligence against the Company or one or more Members of the Company, or (c) engaged in wrongful conduct that adversely and materially affects the business or operation of the Company. Such Member shall immediately be expelled as a Member and deemed an Assignee pursuant to Article 11. For one hundred eighty (180) days following the expulsion, the Company shall have the option, in the sole discretion of the Manager, to purchase the interests of the former Member at Fair Market Value, subject to available cash.

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Section 9.8 Annual Meetings

No annual meeting of the Manager or the Members is required. Any meeting may be called and conducted by the Manager for any purpose in its sole discretion.

Article 10. Management of the Company

Section 10.1 General Authority of the Manager

The Manager shall manage and administer Company Assets and perform all other duties prescribed for a manager by the DLLCA. Subject to the specific rights given the Members in this Agreement, all decisions respecting any matter affecting or arising out of the conduct of the business of the Company shall be made by the Manager. The Company must have at all times at least one Manager. No other Person shall have any right or authority to act for or bind the Company except as permitted in this Agreement or as required by law. The Manager shall have no personal liability for the obligations of the Company.

The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that such Manager may deem to be reasonably required to accomplish the purpose of the Company.

The Manager shall manage and administer the Company according to this Agreement and shall perform all duties prescribed for a manager by the DLLCA.

Section 10.2 Actions of the Manager

Unless otherwise set forth in this Agreement, if there is more than one Manager, any Manager may act independently on behalf of the Company, or with regard to the administration of the Company, without the joinder of any other Manager, and any authority granted to the Manager under this Agreement or by the DLLCA may be duly exercised by any single Manager.

Section 10.3 Authority to Make or Terminate Tax Elections

The Manager may, but shall not be required to, cause the Company to make or terminate any elections applicable to the Company for federal and state income tax purposes, as the Manager deems to be in the best interests of the Members and the Company, without prior Notice to any Member.

Section 10.4 Authorization to Execute Certain Instruments

With respect to all of their obligations, powers, and responsibilities under this Agreement, the Manager is authorized to execute and deliver, for and on behalf of the Company, such notes and other evidence of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements in such form, and on such terms and conditions, as the Manager in its sole discretion deems proper.

Section 10.5 Delegation to Proxy Managers

The Manager may delegate to any Affiliate or proxy the power to exercise any or all powers granted the Manager, as provided in this Agreement, except those which are managerial or executive in nature, if allowed by law. The delegation of any such power, as well as the revocation of any such delegation, shall be evidenced by an instrument in writing executed by the delegating Manager.

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Section 10.6 Officers

The Manager is authorized to appoint one or more officers from time to time. The officers shall hold office until their successors are chosen and qualified. Subject to any employment agreement entered into between the officer and the Company, an officer shall serve at the pleasure of the Manager.

Section 10.7 Specific Powers of the Manager

Without limiting the authority set forth in Section 10.1, the Manager shall have power and authority on behalf of the Company to:

(a) Issue Units and determine consideration for Units in accordance with this Agreement, except that Units of a particular class may not be issued to prospective Members on terms or for consideration materially different than that for Units issued to existing Members of that class;

(b) Purchase Company Assets, including the Properties, in the name of the Company and sell or otherwise dispose of Company Assets;

(c) Borrow money on behalf of the Company from banks, investors, Members, other lenders, or Affiliates thereof on such terms as the Manager may deem appropriate, and to hypothecate, encumber, and grant security interests in Company Assets for the sole purpose of securing repayment of such borrowed sums provided, however, that the Manager will use best efforts to ensure that the aggregate amount of all indebtedness of the Company does not exceed eighty percent (80%) of the aggregate Fair Market Value of all its direct and indirect assets upon stabilization of such assets, and the Fund will make commercially reasonable efforts to assure that any short-term indebtedness, which will not be included in the leverage test for the Fund, shall not remain outstanding for more than twelve (12) months. In the event the Fund borrows money from an affiliate of the Manager, the terms will be no less favorable than generally available from third parties. No debt or other obligation shall be contracted, or liability incurred, by or on behalf of the Company except by the Manager, and in no event shall any debt call for the individual guarantee of any Member unless otherwise agreed upon in writing by such Member;

(d) Execute on behalf of the Company all instruments and documents, including, without limitation: checks; drafts; loan agreements, notes, and other negotiable instruments; guarantee agreements; mortgages or deeds of trust; security agreements; financing statements; joint-ownership agreements, if any, relating to the management of the Properties; documents providing for the acquisition, financing, refinancing, or disposition of the Properties; assignments; bills of sale; leases; and any other instruments or documents necessary, in the opinion of the Manager, to the business of the Company, including the Company Assets;

(e) Create or sponsor parallel funds, use special purpose entities, establish one or more Company subsidiaries, and/or enter into co-investment opportunities as more fully set forth in Section 10.8 below

(f) Amend this Agreement pursuant to Article 14.

(g) Purchase liability and other insurance to protect the Company Assets;

(h) Open financial accounts in the name of the Company;

(i) Disburse Distributable Cash, invest Capital Contributions, and pay fees and expenses as set forth in this Agreement;

(j) Employ, contract with, and/or dismiss agents, employees, contractors, brokers, accountants, legal counsel, managing agents, or other Persons to perform services for the Company and to compensate such Persons from Company funds;

(k) Institute, prosecute, defend, settle, compromise, and dismiss actions or proceedings brought by, on behalf of, or against the Company; and

(l) Do and perform all other acts as may be necessary or appropriate to conduct the Company’s business.

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Section 10.8 Parallel Funds, SPEs and Co-Investment Opportunities.

(a) The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in a portfolio of companies associated with the Company (each, a “Parallel Fund”). A Parallel Fund may consist of certain investors who, for a variety of reasons, may not wish to participate in the investments through the Company. Any costs associated with the formation and administration of a Parallel Fund will be paid by the investors in the Parallel Fund.

(b) Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies, and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third parties and Affiliates of the Manager), or other arrangements in which the Company has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

(c) At any time, the Manager thereof may, in its sole and absolute discretion, provide any Person, including the Manager, any Affiliate or employee thereof, any Member, or any third party, with the opportunity to co-invest (other than in their capacity as Member, if applicable) with the Company in particular assets on such terms as the Manager may determine in its sole and absolute discretion, which may include terms that are more favorable than the terms offered to the Members pursuant to this Agreement. Any such co-investment may, if the Manager so requires, be made through one or more investment partnerships or other vehicles formed to facilitate such co-investment. Each such vehicle will be controlled by the Manager or an Affiliate. Any such offer may be made to such Persons in such proportions as the Manager shall determine in its sole and absolute discretion, and the Manager may allocate such portion of an investment opportunity as the Manager determines in its sole and absolute discretion to be appropriate. Participation by a Member or other Person in a co-investment opportunity, whether directly or through a co-investment vehicle, shall be entirely the responsibility and investment decision of such Person, and none of the Company or the Manager or any of their respective Affiliates shall assume any risk, responsibility, or expense, or be deemed to have provided investment advice, in connection therewith.

Section 10.9 Management Compensation and Fees

The Manager will not receive a salary for its services to the Company, unless otherwise approved by the Members. However, the Manager and/or its designated assigns, Affiliates of the Manager, and third parties may receive the following fees and reimbursements payable from Capital Contributions made to the Company and revenues from the Properties. Any fee or reimbursement provided for under this Section 10.9 shall be subordinate to any payments required on any loan secured by the Properties. Additionally, the Manager in its sole discretion, may suspend, delay, accrue, or forego payment of any fee unless otherwise contractually bound.

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(a) Acquisition Fee: The Manager or its designated assigns shall earn an acquisition and due diligence fee of one percent (1%) of the purchase price of each Property (multiplied by the percentage of the Property that the Company is investing in, in the case of a co-investment), payable upon the closing of the purchase of such Property or at such later time as the Manager may determine in its sole discretion. This fee is for the Manager’ efforts in conducting due diligence, and making this investment opportunity available to Investors.

(b) Asset Management Fee: As compensation for administrative and management services provided, the Manager or its designated assigns will receive an asset management fee calculated as an annualized one percent (1%) of the total of all Capital Contributions made to the Company by its Members, accrued monthly, and payable monthly or at such later time as the Manager may determine in its sole discretion.

(c) Disposition Fee: Upon sale of a Property the Manager or its designated assigns shall earn a disposition fee equal to one percent (1%) of the sales price of such Property (multiplied by the percentage of the property that the Company is investing in, in the case of a co-investment), payable upon the closing of the sale or at such later time as the Manager may determine in its sole discretion. This fee is for the Manager’ efforts in negotiating the disposition of the Properties.

(d) Financing Coordination Fee: For its efforts in applying for and securing finance proceeds for each Property and the Manager and/or its Affiliate(s) acting as guarantor of such loans, the Manager and/or its Affiliates shall earn a Financing Fee of one percent (1%) of each loan placed on the Asset funded by a third party, whether at the time of acquisition or pursuant to a Refinancing Transaction, payable upon the closing of such third-party loan or at such later time as the Manager may determine in its sole discretion.

(e) Property Management Fee: As compensation for day-to-day management services provided, the Manager and/or an affiliated or third-party property managers will receive property management fees at Market Rate calculated on the monthly gross income from the Properties (“Property Management Fee”) in addition to the costs of all expenses related to the operation and maintenance of the Properties. These fees will be payable monthly, or at such later time as the Manager may determine in its sole discretion.

(f) Other Fees: The Manager and/or its Affiliates may receive Market Rate fees and costs for any construction, construction management, repair and maintenance work performed, and real estate and loan brokerage fees with respect to such services provided to or with regard to each such Property.

(g) Reimbursement of Expenses; Fees for Professional Services: The Manager and its Affiliates will receive reimbursement of reasonable expenses paid or incurred by the Manager or its Affiliates in connection with the Company’s operations, including any legal, financial and tax reporting, and accounting costs, which may be paid from Capital Contributions, operating revenue, or reserves. The Manager may also reimburse others for such expenses incurred by them in connection with the Company’s operations, as decided in the Manager’s sole discretion. In addition, the Manager or its Affiliates will be reimbursed the fair value for provision of professional services to the Company at Market Rates on either an hourly or per-service basis, as permitted by Section 10.11.

(h) Loans. The Manager, its Affiliates, and/or third parties may receive compensation from the Company for providing loans, including, but not limited to, purchase mortgages, refinance mortgages, and construction lines of credit. Such loans, if any, will be have Market Rate terms which the Manager believes to be no less favorable to the Company than generally available from third parties; however, loan terms will be established by the Manager and not as a result of arm’s length negotiations.

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Section 10.10 Extent and Scope of Services

During the existence of the Company, the Manager shall devote such time and effort to the Company’s business as the Manager, in its sole discretion, determines to be necessary to promote adequately the interest of the Company and the mutual interest of the Members.

It is specifically understood and agreed that the Manager and its Affiliates shall not be required to devote full time to the Company’s business.

The Manager and any of the Manager’s Affiliates may engage in and possess interests in other business ventures of any and every type or description, independently or with others. Neither the Company nor any Member shall have any right, title, or interest in or to such independent ventures of the Manager. The Manager and the Manager’s Affiliates may compete with the Company through any such independent venture, without liability to the Company for so doing. The Members expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company or any Member.

Notwithstanding any fiduciary duty owed by the Manager to the Company or the Members, the Manager under no obligation to present any investment opportunity to the Company, even if such opportunity is of a character that, if presented to the Company, could be taken by the Company for its own account.

Section 10.11 Employment of Professionals

The Company may employ such brokers, agents, accountants, attorneys, and other advisors as the Manager may determine to be appropriate for the Company’s business. The Company may employ Affiliated or unaffiliated service providers as necessary or convenient to facilitate the operations of the Company. Alternatively, the Manager may elect to provide such services to the Company using its own in-house personnel. Any such services provided by the Manager or its Affiliates will be compensated for at Market Rates. The validity of any transaction, agreement, or payment involving the Company and the Manager or an Affiliate or principal of the Manager which is otherwise permitted by the terms of this Agreement shall not be affected by the relationship between the Company and the Manager or an Affiliate or principal of the Manager.

Section 10.12 Removal; Voluntary Withdrawal of a Manager

The Manager may NOT be removed by the Members. A Manager of the Company may resign at any time by giving written Notice to all of the Members of the Company; however, this may require approval of a lender if the loan was conditioned on the qualifications of said Manager. The resignation of a Manager shall take effect one hundred eighty (180) days after receipt of Notice thereof or at such other time as shall be specified in such Notice. The acceptance of such resignation shall not be necessary to make it effective.

Section 10.13 Effect of Resignation on Manager Compensation

The amount of compensation a Manager of the Company has accrued pursuant to Section 10.9 above will be unaffected by a Manager’s removal or resignation. All compensation which accrues after a Manager’s removal or resignation will be reallocated between the remaining and/or replacement Manager(s).

Section 10.14 Additional Managers

At any time, the Manager, in its sole discretion, may designate any Person (regardless whether a Member) a Manager. If all of the Managers withdraw, are removed, or otherwise cannot serve as Managers for any reason, a majority of Class B Units shall, within ninety (90) days after the date the last remaining Manager has ceased to serve, designate one or more new Managers (a “Successor Manager”) effective as of the date of such withdrawal, removal, or inability to serve. Any Person becoming a Manager will automatically have the rights, authorities, duties, and obligations of a Manager under the Agreement.

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Article 11. Transfer of Units, Admissions of Transferees, and Restrictions on Ownership

Section 11.1 Assignee Interest Transferred

The transferee of a Unit will be an Assignee until such time as the Assignee satisfies the requirements of Section 11.5 to become a Member. Until such time as an Assignee is admitted as a Member, such Assignee shall have only those rights set forth in Section 11.3 of this Agreement.

An Assignee must execute, acknowledge, and deliver to the Company a written acceptance and adoption of this Agreement by the Assignee and execute, acknowledge, and deliver to the Manager a power of attorney in the form or containing the provision of authority provided in Exhibit A.

Section 11.2 Involuntary Transfers

Upon the death, disability, bankruptcy, insolvency, liquidation, or dissolution of a Member, the rights and obligations of that Member under this Agreement shall inure to the benefit of, and shall be binding upon, that Member’s successor(s), estate, or legal representative, and each such Person shall be treated as an Assignee until and unless such Person is admitted as a Member pursuant to the Agreement.

Upon the death or incapacity of an individual Member or holder of an Assignee interest, the personal representative of the individual Member or holder of such interest shall have the same rights, with respect to the Unit holder or Assignee’s interest, as those held by the deceased or incapacitated person, for the purpose of settling or managing the Member’s or holder’s estate or affairs.

Upon any Transfer pursuant to any decree of divorce, dissolution, or separate maintenance, any property settlement, any separation agreement, or any other agreement with a spouse (excluding a permitted Transfer to Immediate Family as set forth in Section 11.6) under which any Units are awarded to the spouse of the Member, such transferee spouse shall be treated as an Assignee until and unless such Person is admitted as a Member pursuant to the Agreement.

Section 11.3 Rights of an Assignee

If an Assignee is not admitted as a Member because of the failure to satisfy the requirements of Section 11.5, such Assignee shall nevertheless be entitled to receive such distributions from the Company as the transferring Member would have been entitled to receive under this Agreement had the transferring Member retained such Units.

Each distribution will be paid by the Company to the Person who the Company’s records show to be the Member or Assignee associated with each particular Unit as of the date a distribution is declared. Distributions will not be divided between the transferring Member and the receiving Member or Assignee, regardless of when said transfer takes place relative to the distribution.

Assignees shall have no other rights of the Members, including voting rights (if applicable) and access to Company records and information. Members have legal and economic rights, while Assignees only have the right to receive economic benefits.

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Section 11.4 Admission of Assignees as Members

The Company may, from time to time, admit Assignees of Units from Members as Additional Members, with consent from the Manager.

Section 11.5 Admission Procedure

No Person shall be admitted as a Member unless such Person executes, acknowledges, and delivers to the Company such instruments as the Manager may deem necessary or advisable to effect the admission of such Person as an Additional Member, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement, the power of attorney in the form or containing the provision of authority provided in Exhibit A, pertinent tax information, as well as any amendments to this Agreement. The Additional Member must also pay any costs (including attorneys’ fees) necessitated by the admission of such Additional Member. The Manager shall update the books and records of the Company from time to time, to reflect the admission of any Additional Member (or shall cause the Transfer Agent to do so, as applicable). Notwithstanding the foregoing, prospective Members may not be accepted into the Company except in the sole discretion of the Manager.

Section 11.6 Permitted Transfers

Upon request, the Manager shall approve any Transfer of Units requested by a Member so long as: (1) the Transfer is to a trust for the Member’s benefit, to the Member’s spouse, to a trust for the benefit of the Member’s spouse, to the Member’s Immediate Family, or to a trust for the benefit of the Member’s Immediate Family; (2) that transfer does not violate the restrictions or limitations on Unit ownership set forth in Section 11.7; and (3) the proposed Transfer does not (a) jeopardize the Company’s status as a REIT, (b) result in any event of default as to any secured or unsecured obligation of the Company, (c) result in a violation of the Securities Act, (d) cause a reassessment of any Company Assets, or (e) cause any other material, adverse effect to the Company. The fact that the such a transaction is approved by the Manager shall not negate the effect of any other provision of Section 11.7, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in Section 11.7.

Section 11.7 Restrictions on Ownership to Protect REIT Status

(a) Ownership Limitations. Until the Restriction Termination Date:

i. Basic Restrictions:

A. No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Units in excess of the Unit Ownership Limit.

B. No individual, except for the beneficial owner(s) of the Excepted Holder, (within the meaning of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code) shall Beneficially Own Units in excess of nine and eight tenths (9.8%) in value of the aggregate outstanding Units.

C.  No Person shall Beneficially Own or Constructively Own Units to the extent that such Beneficial Ownership or Constructive Ownership of Units would result in the Company failing to qualify as a REIT.

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D. No Person shall Constructively Own Units to the extent that such Constructive Ownership would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

E. Notwithstanding any other provisions contained herein, any Transfer of Units that, if effective, would result in the Units being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Units.

F.  Notwithstanding any other provisions contained herein, any Transfer of Units that, if effective, would result in the Company becoming a “pension held REIT” within the meaning of Section 856(h)(3)(D) of the Code shall be void ab initio as to the Transfer of Units which would result in the Company becoming a “pension held REIT”; and the intended transferee shall acquire no rights in such Units.

ii. Transfer in Trust. If any Transfer or Non-Transfer Event occurs which, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning (as applicable) Units in violation of this Section 11.7, hereof:

A. then that number of Units, the Beneficial Ownership or Constructive Ownership (as applicable) of which otherwise would cause such Person to violate Section 11.7 hereof (rounded up to the nearest whole Unit), shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 11.8 hereof, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or beneficial owner of such Units) shall acquire no rights in such Units or shall be divested of its rights in such Units, as applicable, and to the extent that, upon a transfer of Units pursuant to this Section 11.7 hereof would nonetheless be continuing, then Units shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 11.7 hereof; or

B. if the transfer to the Trust or Trusts described in clause (i) would not be effective for any reason to prevent the violation of Section 11.7, then the Transfer of that number of Units that would otherwise cause such person to violate Section 11.7 shall be void ab initio and the intended transferee shall acquire no rights in such Units.

C. In determining which Units are to be transferred to a Trust in accordance with this Section 11.7 and Section 11.8 hereof, Units shall be so transferred to a Trust in such manner that minimizes the aggregate value of the Units that are transferred to the Trust (except to the extent that the Company determines that the Units transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 11.7, and to the extent not inconsistent therewith, on a pro rata basis.

(b) Remedies for Breach. If the Manager or any duly authorized Company Officer shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 11.7 hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of any Units in violation of Section 11.7 hereof (whether or not such violation is intended), the Manager or Company Officer is authorized to take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to repurchase Units, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer in violation of Section 11.7 hereof) shall automatically result in the transfer to the Trust described above, or, if applicable, shall be void ab initio as provided above irrespective of any action (or non-action) by the Manager or a Company Officer.

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(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of Units that will or may violate Section 11.7 hereof or any Person who held or would have owned Units that resulted in a transfer to the Trust pursuant to the provisions of Section 11.7 hereof shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s qualification as a REIT.

(d) Owners Required to Provide Information. Until the Restriction Termination Date:

i. upon request of the Manager, each Member shall provide in writing to the Company the name and address of such owner, the number of Units of each class and series of Units Beneficially Owned by it and a description of the manner in which such Units are held. Each such Member shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s qualification as a REIT and to ensure compliance with the Unit Ownership Limit; and

ii. each Person who is a Beneficial Owner or Constructive Owner of Units and each Person (including the Member of record) who is holding Units for a Beneficial Owner or Constructive Owner shall provide in writing to the Company such information as the Company may request, in good faith, in order to determine the Company’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e) Remedies Not Limited. Nothing contained in this Section 11.7 shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members in preserving the Company’s qualification as a REIT. The Manager shall have all power and authority necessary or advisable to implement the provisions of this Section 11.7, and the Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions hereof.

(f) Ambiguity. The Manager shall have the power to determine the application of the provisions of this Section 11.7 and Section 11.8 hereof and any definition, including in the case of an ambiguity in the application of any of the provisions of this Section 11.7, Section 11.8 hereof, or any such definition, with respect to any situation based on the facts known to it. In the event this Section 11.7 or Section 11.8 hereof requires an action by the Manager and this Agreement fails to provide specific guidance with respect to such action, the Manager shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 11.7 or Section 11.8 hereof.

(g) Exchange Transactions. Nothing in this Section 11.7 shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 11.7 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 11.7.

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(h) Exceptions:

i. The Manager, in its sole discretion, may prospectively or retroactively exempt a Person from one or more of the ownership limitations set forth in Section 11.7 hereof if:

A. the Manager obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person’s Beneficial Ownership and Constructive Ownership of such Units in excess of the Unit Ownership Limit or in violation of the limitations imposed by Section 11.7 hereof or Section 11.7 hereof, as applicable, will not now or in the future jeopardize the Company’s ability to qualify as a REIT under the Code; and

B. such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 11.7 hereof) will result in such Units being automatically transferred to a Trust in accordance with Section 11.7 and Section 11.8 hereof unless the Manager determines that the agreement set forth in this Section 11.7 is not necessary or advisable.

ii. Prior to granting any exemption or waiver the Manager may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Manager may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver.

iii. Subject to Section 11.7 hereof, an underwriter or placement agent (or Person acquiring securities for a similar purpose and function) that participates in a public offering or a private placement of Units (or securities convertible into or exchangeable for Units) may Beneficially Own and Constructively Own Units (or securities convertible into or exchangeable for Units) in excess of the Unit Ownership Limit but only to the extent necessary to facilitate such public offering or private placement.

iv. If the Manager determines that it is no longer in the best interest of the Company to continue to have the Company qualify as a REIT, the Manager may also determine in its sole judgment and discretion that compliance with any restrictions or limitations on Unit ownership and transfers set forth in Section 11.7 is no longer advisable for REIT election and taxation.

(i) Increase or Decrease in Unit Ownership Limit. Subject to Section 11.7 hereof, the Manager may from time to time increase the Unit Ownership Limit (or any portion thereof) for one or more Persons and decrease the Unit Ownership Limit (or any portion thereof) for all other Persons; provided, however, that (i) any such decreased Unit Ownership Limit (or portion thereof) will not be effective for any Person whose ownership in Units is in excess of the decreased Unit Ownership Limit (or portion thereof) until such time as such Person’s ownership in Units equals or falls below the decreased Unit Ownership Limit (or such decreased portion thereof), but any further Transfers of any Units resulting in such Person’s Beneficial Ownership or Constructive Ownership thereof creating an increased excess over the decreased Unit Ownership Limit (or portion thereof) will be in violation of the decreased Unit Ownership Limit (or portion thereof); and (ii) any new Unit Ownership Limit (or portion thereof) would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated individuals were to Beneficially Own the five largest amounts of Units permitted to be Beneficially Owned under such new Unit Ownership Limit, taking into account clause (i) of this proviso permitting ownership in excess of the decreased Unit Ownership Limit (or portion thereof) in certain cases.

i. Legend. Each certificate for Units, if certificated, shall bear a legend that substantially describes the foregoing restrictions on transfer and ownership, or, instead of such legend, the certificate, if any, may reference such restrictions and state that the Company will furnish a full statement about restrictions on transferability and ownership to a Member on request and without charge. In the case of any Units that are uncertificated, such restrictions, or a reference to such restrictions and a statement that the Company will furnish a statement about restrictions on transferability and ownership set forth in Section 11.7 to any Member on request and without charge, will be contained in the notice or notices sent as required by applicable law.

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Section 11.8 Transfer of Units in Trust which Violated Ownership Restrictions

(a) Ownership in Trust. Upon any purported Transfer or Non-Transfer Event described in Section 11.7 hereof that would result in a transfer of Units to a Trust, such Units shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or Non-Transfer Event that results in the transfer to the Trust pursuant to Section 11.7 hereof. The Trustee shall be appointed by the Company, shall be unaffiliated with the Company or a Prohibited Owner, and a “United States Person” within the meaning of 7701(a)(30) of the Code. Each Charitable Beneficiary shall be designated by the Company as provided in Section 11.7.

(b) Status of Units Held by the Trustee. Units held by the Trustee shall be issued and outstanding Units of the Company. The Prohibited Owner shall have no rights in the Units held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Units held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Units held in the Trust. The Prohibited Owner shall have no claim, cause of action or other recourse whatsoever against the purported transferor of such Units.

(c) Ordinary Distribution and Voting Rights. The Trustee shall have all voting rights (if any) and rights to ordinary distributions with respect to Units held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any ordinary distribution paid prior to the discovery by the Company that the Units have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any ordinary distribution authorized but unpaid shall be paid when due to the Trustee. Any ordinary distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary, and shall be paid to the Charitable Beneficiary as soon as practicable. The Prohibited Owner shall not possess any rights to vote Units held in the Trust and, subject to the DLLCA, effective as of the date that the Units have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) to vote the Units, including the ability to revoke a proxy or ballot previously submitted by the Prohibited Owner, in accordance with the DLLCA and the Bylaws of the Company, in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken corporate action, as determined by the Manager, then the Trustee shall not have the voting rights with regard to such corporate action. Notwithstanding the provisions of Section 11.7 and Section 11.8, until the Company has received notification that Units have been transferred into a Trust, the Company shall be entitled to rely on its Unit transfer and other Member records for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(d) Rights upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Company, the Trustee shall be entitled to receive, ratably with each other holder of Units of the class or series of Units held in the Trust, that portion of the assets of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Units of such class or series of Units held by the Trustee bears to the total number of Units of such class or series of Units then outstanding). The Trustee shall distribute any such assets received in respect of the Units held in the Trust in any liquidation, dissolution or winding up or distribution of the assets of the Company, in accordance with Section 11.8 hereof.

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(e) Extraordinary Distribution and Sale of Units by Trustee. As soon as reasonably practicable after receiving notice from the Company that Units have been transferred to the Trust, (and no later than 20 days after receiving notice in the case of Units that are listed or admitted to trading on any national securities exchange), and subject to the provisions of Section 11.7, the Trustee of the Trust shall sell the Units held in the Trust to a person whose ownership of the Units will not violate the ownership limitations set forth in Section 11.7 hereof. Upon such sale, the interest of the Charitable Beneficiary in the Units sold shall terminate. Upon any such sale or receipt by the Trust of an extraordinary distribution, the Trustee shall distribute the net proceeds of the sale or extraordinary distribution to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 11.8. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the Units or, if the Prohibited Owner did not give value for the Units in connection with the event causing the Units to be held in the Trust (e.g., in the case of a gift, devise or other such transaction or in the case of a Non-Transfer Event), the Fair Market Value of the Units on the day of the event causing the Units to be held in the Trust, in each case reduced by any amounts previously received by the Prohibited Owner pursuant to this Section 11.8 in connection with prior extraordinary distributions and (ii) the sales or extraordinary distribution proceeds received by the Trustee (net of any commissions and other expenses of the Trustee as provided in Section 11.8 hereof) from the sale or other disposition of the Units held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of ordinary dividends which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 11.8 hereof. Any net sales proceeds and extraordinary distributions in excess of the amount payable to the Prohibited Owner shall be promptly distributed to the Charitable Beneficiary. If, prior to the discovery by the Company that Units have been transferred to the Trustee, such Units are sold by a Prohibited Owner, then (i) such Units shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Units that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 11.8, such excess shall be paid to the Trustee upon demand and, when received, shall be promptly distributed to the Charitable Beneficiary.

(f) Purchase Right in Units Transferred to the Trustee. Units transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Unit equal to the lesser of (i) the price per Unit in the transaction that resulted in such transfer to the Trust (or, if the Prohibited Owner did not give value for the Units in connection with the event causing the Units to be held in the Trust (e.g., in the case of a gift, devise or other such transaction or in the case of a Non-Transfer Event), the Fair Market Value of the Units on the day of the event causing the Units to be held in the Trust) and (ii) the Fair Market Value on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the Units held in the Trust pursuant to Section 11.8 hereof. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale, reduced by any amounts previously received by the Prohibited Owner pursuant to Section 11.8 hereof in connection with prior extraordinary distributions, to the Prohibited Owner; provided, however, that the Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 11.8 hereof. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be promptly distributed to the Charitable Beneficiary.

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(g) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company may designate or, from time to time, change one or more nonprofit organizations as the Charitable Beneficiary of the interest in the Trust such that (i) the Units held in the Trust would not violate the restrictions set forth in Section 11.7 hereof in the hands of such Charitable Beneficiary and (ii) each such organization must be organized under the laws of the United States, any state thereof, or the District of Columbia and must be described in Section 501(c)(3) of the Code, and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before the automatic transfer provided for in Section 11.7 hereof shall make such transfer ineffective, provided that the Company thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Company may, in its sole discretion, designate a substitute or additional nonprofit organization meeting the requirements of this Section 11.8 as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Company with respect to the application of this Section shall be binding on each Charitable Beneficiary.

(h) Costs, Expenses and Compensation of Trustee and the Company. The Trustee shall be indemnified by the Company or from the proceeds from the sale of Units held in the Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this Section 11.8. The Trustee shall be entitled to receive reasonable compensation for services provided by the Trustee in connection with serving as a Trustee, the amount and form of which shall be determined by agreement of the Manager and the Trustee. Costs, expenses and compensation payable to the Trustee pursuant to this Section 11.8 may be funded from the Trust or by the Company. The Company shall be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Trustee pursuant to this Section 11.8) from the Trust for any such amounts funded by the Company. Costs and expenses incurred by the Company in the process of enforcing the ownership limitations set forth in Section 11.7 hereof, in addition to reimbursement of costs, expenses and compensation of the Trustee which have been funded by the Company, may be collected from the Trust.

Article 12. Dissolution and Termination

Section 12.1 Events of Dissolution

The Company shall be dissolved upon the occurrence of any of the following events:

(a) The Manager may dissolve the Company once all Company Assets have been liquidated and all remaining Company Assets have been distributed to the Members;

(b) The withdrawal of the Manager unless (i) the Company has at least one other Manager, or (ii) within ninety (90) days after the withdrawal, a majority of the Class B members votes to continue the business of the Company and to appoint, effective as of the date of withdrawal, one or more additional Managers;

(c) The withdrawal of all the Members, unless the Company is continued in accordance with the DLLCA;

(d) The Company is to be dissolved upon the entry of a decree of judicial dissolution by a court of competent jurisdiction.

Section 12.2 Effective Date of Dissolution

Absent an election to continue the Company, dissolution of the Company shall be effective on the date on which the event occurs giving rise to the dissolution, but the Company shall not be wound up until cancelation of the Company’s Certificate Of Formation and all remaining Company Assets have been distributed, as provided in this Agreement.

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Section 12.3 Operation of the Company after Dissolution

During the period in which the Company is winding up, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

Section 12.4 Liquidation of Company Assets

Upon dissolution of the Company, the Manager or, in the absence of a Manager, a liquidator appointed by a majority of the Class B Units, shall liquidate remaining Company Assets, apply and distribute the proceeds derived from the liquidation of the remaining Company Assets as contemplated by this Agreement, and cause the cancellation of the Company’s Certificate of Formation.

(a) Payment of Company Creditors and Provision for Reserves. The proceeds derived from the liquidation of Company Assets shall first be applied toward or paid to any creditor of the Company who is not a Member. The order of priority of payment to any creditor shall be as required by applicable law. After payment of liabilities owing to creditors, excluding the Members, the Manager or liquidator shall set up such reserves as are deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company.

(b) Ability to Create an Escrow Account. Any reserves for contingent liabilities may, but need not, be paid over by the Manager or liquidator to a bank to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations. Following the expiration of such period as the Manager or liquidator may deem advisable, such remaining reserves shall be distributed to the Members or their assigns in the order of priority set forth in the provisions of this Agreement relating to distributions to the Members.

(c) Distribution of Company Assets after the Payment of Liabilities and Establishment of Reserves. After paying liabilities and providing for reserves, the Manager or liquidator shall (1) satisfy any debts owed to the Members with the remaining net assets of the Company, if any, (2) distribute all previously allocated but undistributed Distributable Cash, if any, and finally (3) allocate and distribute any remaining assets to the Members, as set forth in Section 5.2(a)(ii).

(d) Non-Cash Assets. If any part of the net assets distributable to the Members consists of notes, real estate equity or interests, or other non-cash assets, the Manager or liquidator shall distribute any non-tangible property interests directly to the Members, and may take whatever steps they deem appropriate to convert tangible property interests into cash or any other form to facilitate distribution. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their Fair Market Value at the date of distribution, as determined by the Manager or liquidator.

Section 12.5 Company Assets Sole Source

The Members shall look solely to Company Assets for the payment of any debts or liabilities owed by the Company to the Members and for the return of their Capital Contributions and liquidation amounts. If Company Assets remaining after the payment or discharge of all of its debts and liabilities to Persons other than the Members is insufficient to return the Members’ Capital Contributions, the Members shall have no recourse against the Company, the Manager, or any other Members, except to the extent that such other Members may have outstanding debts or obligations owing to the Company.

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Section 12.6 Sale of Company Assets during Term of the Company

The sale of Company Assets during the term of the Company shall not be considered a liquidation of the Company and therefore is not a dissolution and termination as defined under this Article.

Article 13. Notice

Any notice or communication to be given under the terms of this Agreement (“Notice”) shall be in writing and shall be personally delivered or sent by overnight delivery, certified United States mail, by the respective Member. Notice shall be effective: (a; (b) when personally delivered, when delivered; (c) if by overnight delivery, the day after delivery thereof to a reputable overnight courier service, delivery charges prepaid; or (d) if mailed, at midnight on the third business day after deposit in the mail, postage prepaid. Notices to the Company shall be addressed to its address below and to Members at their address for correspondences as set forth in the subscription documents, each as amended from time to time by Notice of the transferring party. The Manager does not permit Notice by email.

Cardone Non Accredited Fund, LLC

c/o Cardone Capital, LLC

18909 NE 29th Avenue

Aventura, FL 33180

Office: (310) 777-0255

Article 14. Amendment

The Manager may, without the consent of the Members, amend any provision of this Agreement or the Certificate of Formation, and may execute, swear to, acknowledge, deliver, file, and record such documents as may be required in connection therewith, provided, however, that the Manager reasonably determines that such amendment will not subject any Member to any material, adverse economic consequences. Such Amendments may include, without limitation:

(a) to change the name of the Company or the location of its principal office;

(b) to add to the duties or obligations of the Manager;

(c) to cure any ambiguity or correct or supplement any inconsistency in this Agreement;

(d) to correct any printing, typographical, or clerical errors or omissions in order that the Agreement shall accurately reflect the agreement among the Members;

(e) to reflect information regarding the admission of any Additional Member or substitute Member.

(f) to comply with the single-purpose-entity or other provisions required for any loan secured by the Properties

(g) to qualify or continue to qualify the Company as a Limited Liability Company under the laws of Delaware, or other jurisdiction deemed appropriate by the Manager,

(h) to ensure that the Company shall qualify as a REIT under the Code in the absence of a REIT Termination Event.

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(i) to amend, as the Manager determines necessary with opinion of counsel, to the extent necessary or appropriate in regards to the issuance, authorization, or creation of any class of Members or Units, including without limitation, to ensure the Company’s qualification as a REIT.

(j) to take any action permitted by the limited power of attorney as set forth in Exhibit A.

Article 15. Internal Dispute Resolution Procedure

ALL PROSPECTIVE MEMBERS SHOULD CAREFULLY READ THIS ENTIRE ARTICLE 15 TO ENSURE THAT THEY UNDERSTAND THAT BY SIGNING THIS AGREEMENT THEY ARE GIVING UP THE RIGHT TO TRIAL AND REIMBURSEMENT OF EXPENSES RELATED TO ANY DISPUTE. THE PRIMARY PURPOSE OF THIS ARTICLE IS TO PROTECT THE MEMBERS AND THEIR RESPECTIVE INVESTMENTS IN THE COMPANY.

Section 15.1 Introduction

Because the nature of the Company is to generate profits from the Company’s operations, it is imperative that one Member’s dispute with the Manager and/or other Members is not allowed to diminish the profits available to other Members. Litigation could require diversion of the Company’s profits to pay attorneys’ fees or could tie up Company funds necessary for the operation of the Company, impacting the profitability of the investment for all the Members. The only way to prevent such needless expense is to have a comprehensive dispute resolution procedure in place, to which each of the Members have specifically agreed in advance of membership in the Company. The procedure described below requires an aggrieved party to take a series of steps designed to amicably resolve a dispute on terms that will preserve the interests of the Company and other non-disputing Members, before invoking a costly remedy, such as arbitration.

In the event of a dispute, claim, question, or disagreement between the Members or between the Manager and one or more Members arising from or relating to this Agreement, the breach thereof, or any associated transaction (hereinafter “Dispute”), the Manager and the Members hereby agree to resolve such Dispute by strictly adhering to the dispute resolution procedure provided in this Article.

Section 15.2 Notice of Disputes

The aggrieved party must send written Notice of a Dispute to the Manager.

Section 15.3 Negotiation of Disputes

The parties hereto shall use their best efforts to settle any Dispute. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to all parties. If, within a period of ninety (90) days after written Notice of such Dispute has been served by either party on the other, the parties have not reached a negotiated solution, then upon further Notice by either party, the Dispute shall be submitted to mediation administered by the American Arbitration Association (“AAA”) in accordance with the provisions of its commercial mediation rules. The onus is on the aggrieved party to initiate each next step in this dispute resolution procedure as provided below.

(a) Tiebreaker Provision. If the disputing parties are unable or unwilling to attempt a negotiated agreement on their own within thirty (30) days of Notice of the Dispute, they shall appoint a mutually acceptable neutral party who shall be either an attorney or CPA licensed in Delaware, familiar with the DLLCA, the Securities Act, and Regulation A, CF, D, and/or S securities offerings (as may be applicable to such Dispute), to review the facts surrounding the Dispute and offer a nonbinding tiebreaking vote and/or proposed resolution. All costs and fees for such informal resolution shall be split equally between the parties to the dispute.

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Section 15.4 General Provisions for Alternative Dispute Resolution

On failure of negotiation and mediation, as a last resort, binding arbitration shall be used to ultimately settle the Dispute. The following provisions shall apply to any subsequent mediation or arbitration.

(a) Preliminary Relief. Any party to the Dispute may seek preliminary relief at any time after negotiation described above has failed, but prior to arbitration, under the “Optional Rules for Emergency Measures of Protection of the AAA Commercial Arbitration Rules and Mediation Procedures.” The AAA case manager may appoint an arbitrator who will hear only the preliminary relief issues without going through the arbitrator selection process described in this Article.

(b) Consolidation. Identical or sufficiently similar Disputes presented by more than one Member may, at the option of the Manager, be consolidated into a single negotiation, mediation, and/or arbitration.

(c) Location of Mediation or Arbitration. Any mediation or arbitration shall be conducted in the venue set forth in Section 15.8, and each party to such mediation or arbitration must attend in person.

(d) Attorney Fees and Costs. Each party shall bear its own costs and expenses (including its own attorneys’ fees) and an equal share of the mediator or arbitrators’ fees and any administrative fees, regardless of the outcome.

(e) Maximum Award. The maximum amount a party may seek during mediation or be awarded by an arbitrator is the amount equal to the party’s Capital Contributions and any Distributable Cash or interest to which the party may be entitled. An arbitrator will have no authority to award punitive or other damages.

(f) AAA Commercial Mediation or Arbitration Rules. Any Dispute submitted for mediation or arbitration shall be subject to the AAA’s commercial mediation or arbitration rules. If there is a conflict between these rules and this Article, this Article shall be controlling.

Section 15.5 Mediation

Any Dispute that cannot be settled through negotiation as described in this Article may proceed to mediation. The parties shall try in good faith to settle the Dispute by mediation, which each of the parties to the Dispute must attend in person, before resorting to arbitration. If, after no less than three (3) face-to-face mediation sessions, mediation proves unsuccessful at resolving the Dispute, the parties may then, and only then, resort to binding arbitration as described in Section 15.6.

If the initial mediation(s) does not completely resolve the Dispute, any party may request, for good cause (which shall be specified in writing) a different mediator for subsequent mediation(s) by serving Notice of the request on the other parties for approval. If good cause exists, such request shall not be unreasonably denied.

(a) Selection of Mediator. The complaining party shall submit a request for mediation to the AAA. The AAA will appoint a qualified mediator to serve on the case. The parties will be provided with a biographical sketch of the mediator. The parties are instructed to review the sketch closely and advise the AAA of any objections they may have to the appointment in writing within five (5) days of receipt. If no objections are received within this timeframe, the mediator shall be deemed acceptable and mediation scheduled as soon as possible thereafter.

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The preferred mediator shall have specialized knowledge of securities law, unless the dispute pertains to financial accounting issues, in which case the arbitrator shall be a certified public accountant, or if no such Person is available, shall be generally familiar with the subject matter involved in the Dispute. If the parties are unable to agree on the mediator within thirty (30) days of the request for mediation, the AAA case manager will make an appointment.

Section 15.6 Arbitration

Any Dispute that remains unresolved after good faith negotiation and three (3) failed mediation sessions shall be settled by binding arbitration. Judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

(a) Selection of Arbitrator. Prior to arbitration, the complaining party shall cause the appointment of an AAA case manager by filing of a claim with the AAA along with the appropriate filing fee and serving it on the defending party. The AAA case manager shall provide each party with a list of proposed arbitrators who meet the qualifications described below, or if no such Person is available, are generally familiar with the subject matter involved in the Dispute. Each side will be given a number of days to strike any unacceptable names, number the remaining names in order of preference, and return the list to the AAA. The AAA case manager shall then invite Persons to serve from the names remaining on the list, in the designated order of mutual preference. Should this selection procedure fail for any reason, the AAA case manager shall appoint an arbitrator as provided in the applicable AAA Commercial Arbitration Rules.

(b) Qualifications of Arbitrator. The selected arbitrator shall have specialized knowledge of securities law, unless the dispute pertains to financial accounting issues, in which case the arbitrator shall be a certified public accountant. Further, the selected arbitrator must agree to sign a certification stating that he/she has read this Agreement and all of the documents relevant to this Agreement in their entirety.

(c) Limited Discovery. Discovery shall be limited to only this Agreement and those documents pertaining to this Agreement, any written correspondence between the parties, and any other documents specifically requested by the arbitrator as necessary to facilitate his or her understanding of the Dispute. The parties may produce witnesses for live testimony at the arbitration hearing at their own expense. A list of all such witnesses and complete copies of any documents to be submitted to the arbitrator shall be served on the arbitrator and all other parties within forty-five (45) days of the arbitration hearing, at the submitting party’s expense.

Section 15.7 Maintenance of the Status Quo

Unless preliminary relief has been sought and granted pursuant to Section 15.4((a)) above, while a Dispute is pending, the Manager shall continue all operations and distributions of Distributable Cash in accordance with the provisions set forth in this Agreement as if the Dispute had not arisen, except that, a complaining Member’s distributions shall be suspended and held in trust by the Manager pending the outcome of the Dispute.

Section 15.8 Venue

Venue for any Dispute arising under this Agreement or any Disputes among any Members or the Company shall be in Delaware.

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Article 16. Liability; Indemnification

Section 16.1 Liability to the Company

To the greatest extent permitted by law, neither the Manager nor any director, officer, agent, employee, or owner of the Manager shall be liable, responsible, or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Manager by this Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Manager shall not have any duties or liabilities, including fiduciary duties, to the Company or any Member, and all such duties or liabilities are hereby irrevocably expressly disclaimed and eliminated except to the extent expressly provided in this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the Manager otherwise existing at law or in equity, are agreed by the Members to replace any such other duties or liabilities of the Manager.

Section 16.2 General Indemnification

The Manager, its Affiliates, and their respective officers, directors, agents, partners, members, managers, employees, and any Person the Manager designates as an indemnified Person (each, an “Indemnified Party”) shall, to the fullest extent permitted by law, be indemnified on an after-tax basis out of Company Assets (and the Manager shall be entitled to grant indemnities on behalf of the Company, and to make payments out of the Company, to any Indemnified Party in each case in accordance with this Section) against any and all losses, claims, damages, liabilities, costs and expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements, and other amounts (collectively, “Liabilities”) arising from any and all claims, demands, actions, suits, and proceedings, whether civil, criminal, administrative, or investigative, in which any Indemnified Party is or may be involved, or is threatened to be involved, as a party or otherwise, in connection with the investments and activities of the Company or by reason of such Person being a Manager, or agent of a Manager, of the Company.

However, no such Indemnified Party shall be so indemnified, with respect to any matter for which indemnification is sought, to the extent that a court of competent jurisdiction determines pursuant to a final and non-appealable judgment that, in respect of such matter, the Indemnified Party had (a) acted in bad faith or in the reasonable belief that the party’s action was opposed to the best interests of the Company or constituted gross negligence or willful misconduct or breach of such party’s fiduciary duty to the Company, if any, or (b) with respect to any criminal action or proceeding, had cause to believe beyond any reasonable doubt the party’s conduct was criminal. An Indemnified Party shall not be denied indemnification in whole or in part under this Section because the Indemnified Party had an interest in the transaction with respect to which indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

Section 16.3 Indemnity for Misrepresentation of a Prospective Member

Each Member shall indemnify and hold harmless the Manager and other Indemnified Parties from and against any and all Liabilities of whatsoever nature to or from any Person arising from or in any way connected with that Member’s misrepresentation(s) that it met the “suitability standards” established by the Manager for membership in the Company.

Section 16.4 Advancement of Indemnification Funds

To the fullest extent permitted by law, amounts in respect of Liabilities incurred by an Indemnified Party in defending any claim, demand, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, shall from time to time be advanced by the Company prior to a determination that the Indemnified Party is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as set forth in Section 16.2.

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Section 16.5 Insurance.

To the extent available on commercially reasonable terms, the Company may purchase, at its expense, insurance to cover Liabilities covered by the foregoing indemnification provisions and to otherwise cover Liabilities for any breach or alleged breach by any of such Indemnified Party’s duties in such amount and with such deductibles as the Manager may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Indemnified Party under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Liabilities hereunder. If any Indemnified Party recovers any amounts in respect of any Losses from any insurance coverage, then such Indemnified Party shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Indemnified Party by the Company in respect of such Liabilities.

Section 16.6 No Impairment of Indemnification

No amendment, modification, or repeal of this provision or any other provision of this Agreement shall in any manner terminate, reduce, or impair the right of any past Indemnified Party to be indemnified by the Company or the obligations of the Company to indemnify any such Indemnified Party under and in accordance with the provisions of this Agreement as in effect immediately prior to such amendment, modification, or repeal with respect to any claim, demand, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claim, demand, action, suit, or proceeding may arise or be asserted.

Section 16.7 Exculpation of Actions in Good Faith

Neither the Manager nor its Affiliates shall be liable to the Company or any Member for any loss which arises out of any action or omission of such party if (a) such party determined, in good faith, that such course of conduct was in, or was not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such party’s conduct was unlawful, and (b) such course of conduct did not constitute a breach of such party’s fiduciary duty (if any) to the Company or gross negligence or willful misconduct of such party.

Section 16.8 No Termination of Indemnification Rights

The provisions of this Article shall survive the dissolution of the Company.

Article 17. [Reserved]

[This Article is reserved for lender-required provisions, if any, and may be amended by the Manager without consent of any Member pursuant to Article 14.]

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Article 18. General Matters

Section 18.1 Partition

Each Member, its successors, and assigns hereby waives any rights to have any Company Asset partitioned, and, pursuant to such waiver, no Member, nor any successor or assign of any Member, shall have the right while this Agreement remains in effect to file a complaint or institute any proceeding at law to seek, or to otherwise demand, request, or require, the liquidation or dissolution of the Company, the return of capital or any specific Company Assets, or, in equity, to have Company Assets partitioned, and each Member, on its own behalf and that of its successors, representatives, heirs, and assigns, hereby waives any such right.

The Members intend that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successors-in-interest to Transfer or otherwise dispose of its Units in the Company shall be subject to the limitations and restrictions of this Agreement.

Section 18.2 Entire Agreement

This Agreement, including the preambles, recitals, and exhibits, which are incorporated by reference as if fully set forth herein, together with the Subscription Agreements, if any, constitutes the entire Agreement between the parties with regard to the subject matter hereof and supersedes any prior understanding or representation of any kind preceding the date this Agreement was entered into.

Section 18.3 Applicable State Law

This Agreement shall be governed, construed, and enforced in accordance with the laws of Delaware, without regard to its conflict of laws rules.

Section 18.4 Successors and Assigns

Subject to the restrictions on Transfer provided in this Agreement, this Agreement, and each and every provision of it, shall be binding upon and shall inure to the benefits of the Members, their respective successors, successors-in-title, personal representatives, heirs, Assignees, and other assigns.

Section 18.5 Construction

Unless the context requires otherwise, words denoting the singular may be construed as plural and words of the plural may be construed as denoting the singular. Words of one gender may be construed as denoting another gender or no gender as is appropriate within such context. The word “or” when used in a list may function as both a conjunction and a disjunction if the context permits.

Section 18.6 Headings of Articles, Sections, and Subsections

The headings of Articles, Sections, and Subsections used within this Agreement are included solely for the convenience and reference of the reader. They shall have no significance in the interpretation or construction of this Agreement.

Section 18.7 Severability

If any provision of this Agreement is declared by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and such illegality, invalidity, or unenforceability shall not affect the remaining provisions of this Agreement. Furthermore, in lieu of each illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible, legal, valid, and enforceable.

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Section 18.8 No Waiver

The failure of any Member to insist upon strict performance of any provision or obligation of this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligations under this Agreement, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

Section 18.9 No Third-Party Beneficiaries

This Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 18.10 Confidentiality

Each Member agrees, as set forth below, with respect to any information pertaining to the Company or any Company Asset that is provided to such Member pursuant to this Agreement or otherwise (collectively “Confidential Matter”), to treat as confidential all such information, together with any analyses, studies, or other documents or records prepared by such Member, its Affiliates, or any representative or other person acting on behalf of such Member (collectively its “Authorized Representatives”), which contain or otherwise reflect or are generated from Confidential Matters, and will not permit any of its Authorized Representatives to disclose any Confidential Matter, provided that any Member (or its Authorized Representative) may disclose any such information: (a) as has become generally available to the public; (b) as may be required or appropriate in any report, statement, or testimony submitted to any governmental authority having or claiming to have jurisdiction over such Member (or its Authorized Representative) but only that portion of the data and information which, in the written opinion of counsel for such Member or Authorized Representative is required or would be required to be furnished to avoid liability for contempt or the imposition of any other material judicial or governmental penalty or censure; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; or (d) as to which the Manager has consented in writing. Notwithstanding anything herein to the contrary, any Member (and any employee, representative, or other agent of such Member) may disclose to any and all persons, without limitation of any kind, such Member’s U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby relating to such Member and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

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Section 18.11 Legal Counsel

The Company has initially selected Dodson Robinette PLLC d/b/a Crowdfunding Lawyers as its counsel (“Counsel”). Counsel to the Company may also be counsel to the Manager or any of its Affiliates. The Manager may execute on behalf of the Company and the Manager any consent to the representation of the Company that counsel may request pursuant to the applicable rules of professional conduct in any jurisdiction (the “Rules”). Each Member acknowledges that Counsel does not represent any Member in the absence of a clear and explicit agreement to such effect between the Member and Counsel (and then only to the extent specifically set forth in that agreement), and that in the absence of any such agreement Counsel shall owe no duties directly to a Member. In the event any dispute or controversy arises between any Member and the Company, or between any Member or the Company, on the one hand, and the Manager (or an Affiliate thereof) that Counsel represents on the other hand, Counsel may represent either the Company or the Manager (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Member further acknowledges that, whether or not Counsel has in the past represented such Member with respect to other matters, Counsel has not represented the interest of any Member in the preparation and negotiation of this Agreement.

Section 18.12 Power of Attorney

Each Member, by the execution of this Agreement, does hereby irrevocably constitute and appoint the Manager as such Member’s true and lawful agents and attorneys-in-fact, with full power and authority in the Member’s name, place, and stead, to make, execute, sign, acknowledge, swear to, deliver, file, and record such documents as may be necessary or appropriate to do, or cause to be done, the actions set forth in Exhibit A.

Section 18.13 Execution; Duplicate Originals

This Agreement may be executed manually, electronically, or by facsimile transmission, and in multiple counterparts. Each counterpart shall be considered a duplicate original agreement and all such counterparts shall, taken together, be considered one Agreement.

Section 18.14 Acceptance

Each Manager and Member hereby acknowledges and confirms that he, she, or it has reviewed this Agreement, accepts all its provisions, and agrees to be bound by all the terms, conditions, and restrictions contained in this Agreement.

[Signature Page Follows]

AMENDED & RESTATED OPERATING AGREEMENT OF

CARDONE NON ACCREDITED FUND, LLC

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IN WITNESS WHEREOF, the Members and the Manager have executed or approved this Agreement effective January 31, 2022.

MANAGER:

Cardone Capital LLC,
a Delaware limited liability company

By: ______________________________
Grant Cardone, its Manager

OPERATING AGREEMENT OF
CARDONE EQUAL OPPORTUNITY FUND 2, LLC
PAGE 39 OF 39

EXHIBIT A

MEMBER COUNTERPART SIGNATURE PAGE AND LIMITED POWER OF ATTORNEY

AMENDED & RESTATED OPERATING AGREEMENT OF

CARDONE NON ACCREDITED FUND, LLC

The undersigned prospective Member hereby executes this counterpart signature page and joins in the Amended & Restated Operating Agreement of Cardone Non Accredited Fund, LLC, a Delaware limited liability company (the “Company”), dated December 15, 2023 (the “Agreement”), as may be amended from time to time, between and among Cardone Capital LLC, the manager of the Company (the “Manager”), and the Persons acquiring Units (the “Members”) as described in the Agreement.

For purposes of reference, this document specifically incorporates the Agreement. The undersigned acknowledges that this counterpart signature page may be affixed with other counterpart signature pages of substantially like tenor, which are executed by the other parties to the Agreement, to constitute an original, and which taken together shall be but a single instrument.

The undersigned acknowledges that he/she/it has read, understands, and agrees to the entire dispute resolution procedure described in Article 15 of the Agreement, has sought advice of his/her/its own counsel to the extent he/she/it deems necessary, and is giving up the right to trial by jury, the right to conduct pretrial discovery, and the right to reimbursement of expenses, including attorneys’ fees, related to a Dispute.

In accordance with the Agreement, the undersigned hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney and agent, in its name, place, and stead to make, execute, acknowledge, and, if necessary, to file and record:

(c) all agreements, certificates, and other instruments that the Manager may deem necessary or appropriate to qualify or continue the Company as a limited liability company in the jurisdictions in which the Company may conduct business;

(b) all agreements, certificates, and other instruments that the Manager may deem necessary or appropriate to reflect a Transfer of any Units in the Company or the admission of a Member in accordance with the terms of the Agreement; and

© all agreements, loan documents, debt instruments, resolutions, amendments, and consents necessary for the purchase, financing, refinancing, sale, or management of the Properties.

A copy of each document executed by the Manager pursuant to this power of attorney shall be transmitted to the undersigned Member promptly after the date of the execution of any such document.

Each Member acknowledges that this power of attorney is coupled with an interest, in that the Manager has an interest in conducting the business of the Company for the benefit of its Members, and that as a result, in addition to any other consequences under law, this power is irrevocable and will survive the death, incapacity, dissolution, or termination of each Member and shall extend to each Member’s successors and assigns. This power of attorney shall survive delivery of any assignment by the undersigned Member of the whole or any part of such Member’s Units, provided that if such assignment was of all of the undersigned Member’s Units and the substitution of the Assignee as a Member has been consented to by the Manager, this power of attorney shall survive the delivery of such assignment for the purpose of enabling the Manager to execute, acknowledge, and file any and all certificates and other instruments necessary to effectuate the substitution of the assignee as a substitute Member.

AMENDED & RESTATED OPERATING AGREEMENT OF

CARDONE NON ACCREDITED FUND, LLC

EXHIBIT A – MEMBER COUNTERPART

Except as expressly set forth in the Agreement, this power of attorney cannot be used by the Manager for the purpose of increasing or extending any financial obligation or liability of the undersigned Member or altering the method of division of available cash or net income or loss without the written consent of the undersigned Member.

EACH PERSON ACKNOWLEDGES AND CONFIRMS THAT THEY HAVE REVIEWED THE AMENDED & RESTATED OPERATING AGREEMENT, ACCEPTS ITS PROVISIONS, AND AGREES TO BE BOUND BY ALL THE TERMS, CONDITIONS, AND RESTRICTIONS CONTAINED THEREIN.

IN WITNESS WHEREOF, this Membership Counterpart Signature Page and Limited Power of Attorney is executed as of the date listed below and shall be effective as of the date the prospective Member has been accepted as a Member of the Company.

MEMBER:

Full Name of Person or Entity	Name of Joint Signatory (if any)

Signature	Additional Signature (if necessary)

Title (if member not a natural person)	Title (if necessary

AMENDED & RESTATED OPERATING AGREEMENT OF

CARDONE NON ACCREDITED FUND, LLC

EXHIBIT A – MEMBER COUNTERPART